UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

North Atlantic Drilling Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	N/A
(State of Incorporation or Organization)	(IRS Employer Identification No.)

Par-la-Ville Place, 4th Floor 14 Par-la-Ville Road Hamilton, HM 08, Bermuda
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $5.00 par value	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c) please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: File No. 333-185394 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.	Description of Registrants Securities to be Registered.

The class of securities to be registered hereunder is Common Stock, $5.00 par value per share, of North Atlantic Drilling Ltd. (the “Registrant”). The description of capital stock set forth under the caption “Description of Capital Stock” in the Prospectus included in the Registrant’s Registration Statement on Form F-1 (No. 333-185394) as filed and subsequently amended, which was initially filed publicly with the Securities and Exchange Commission on December 12, 2012 (the “Registration Statement on Form F-1”), is incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are filed as part of this registration statement:

No.	Exhibit

3.1	Memorandum of Association*

3.2	Bye-laws of the Registrant*

4.1	Form of Common Share Certificate of the Registrant*

*	Incorporated by reference to Exhibit of the same number to the Registrant’s Registration Statement on Form F-1.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: January 24, 2014	NORTH ATLANTIC DRILLING LTD.

	By:	/s/ Mr. Rune Magnus Lundetræ
	Name:	Mr. Rune Magnus Lundetræ
	Title:	Chief Financial Officer